EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-11 of Owens Mortgage Investment Fund of our report dated March 15, 2011, relating to our audit of the consolidated financial statements of Owens Mortgage Investment Fund as of and for the years ended December 31, 2010 and 2009 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Perry-Smith LLP

San Francisco, California
May 2, 2011